UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 21, 2006, Odyssey HealthCare, Inc. (together with its subsidiaries, the “Company”) issued the press release (the “Release”) attached hereto as Exhibit 99.1 announcing, among other things, the financial results of the Company for the year and the fourth quarter ended December 31, 2005.
Item 8.01 Other Events.
     In the Release, the Company announced that it had reached an agreement in principle as to a settlement amount of $13.0 million relating to the previously disclosed civil investigation by the United States Department of Justice (the “DOJ”). The settlement is subject to the negotiation and approval of a definitive settlement agreement with the DOJ and a corporate integrity agreement with the Office of Inspector General at the Department of Health and Human Services.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     99.1      Press Release, dated February 21, 2006.
Limitation on Incorporation by Reference
In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 2.02, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: February 21, 2006	By:	/s/ Douglas B. Cannon

Douglas B. Cannon
Senior Vice President and Chief
Financial Officer